                                                             Exhibit 10.2.1


                                                      Exhibit B Acquisition
                                                            Agreement

                                CHAPTER 11
                            FINANCING AGREEMENT

CHAPTER 11 FINANCING AGREEMENT dated as of August 30, 1995 (the
"Agreement"), between O'BRIEN ENVIRONMENTAL ENERGY, INC. (the "Company"), debtor and debtor-in-possession, and NRG ENERGY, INC. ("NRG"), having a business address at 1221 Nicollet Mall, Suite 700, Minneapolis, MN 55403.

WHEREAS, the Company filed a petition for relief under chapter 11 of title 11 of the United States Code, 11 U.S.C. SS 101 et seq. (the
"Bankruptcy Code") on September 28, 1994 (the "Filing Date") in the United States Bankruptcy Court for the District of New Jersey (the "Bankruptcy Court"), which chapter 11 case is currently pending in the Bankruptcy Court as Case No. 94-26723 (the "Chapter 11 Case");

WHEREAS, the Company continues in the operation of its business and management of its property as a debtor-in-possession pursuant to sections 1107 and 1108 of the Bankruptcy Code;

WHEREAS, the Company and NRG are negotiating the terms of a stock purchase and reorganization agreement (the "Purchase Agreement");

WHEREAS, the Company does not have sufficient working capital to maintain its ordinary course of operations;

WHEREAS, the Company is otherwise unable to obtain unsecured credit allowable as an administrative expense; and

WHEREAS, the parties hereto are entering into this Agreement to provide the Company with working capital to be used solely for the purposes specified herein to enhance the prospects for successful reorganization of the Company in the Chapter 11 Case;
NOW, THEREFORE, the parties hereto agree as follows:

          1.   THE LOANS.

               1.1 The Loans. Subject to the terms and conditions of this Agreement, NRG agrees to make advances to the Company from time to time during the period (the "Commitment Period") commencing on the Effective Date (as defined below) to but not including the Final Maturity Date (as defined below), so long as an Event of Default (as defined below) hereunder, or any event which upon the lapse of time or notice or both would become an Event of Default hereunder, shall have not occurred, in an amount which will not exceed in the aggregate at any one time $3,000,000 (the "Commitment") (each such advance, a "Loan", and collectively, the "Loans").

               1.2 The Note. The Loans made by NRG shall be evidenced by a single promissory note substantially in the form of Exhibit A hereto (the "Note") dated the Effective Date and payable to NRG in the aggregate principal amount of $3,000,000, together with interest as provided herein. The amount and date of each Loan made by NRG, and all payments on account of the principal thereof, shall be recorded by NRG on its books and endorsed by NRG on the schedule attached to the Note or any continuation thereof, and any such recordation shall constitute prima facie evidence of the accuracy of the information so recorded.

               1.3  Prepayment.  After taking into account the proviso in section 1.9, the Company may prepay, without premium or penalty, all or part of the Loans upon not less than three (3) business days' prior written notice to NRG, which notice (i) shall specify the prepayment date (which shall be a business day) and the amount of the prepayment and (ii) shall be irrevocable and effective upon receipt by NRG, provided that interest on the principal repaid, accrued to the prepayment date, shall be paid on the prepayment date. Partial prepayment shall be in an aggregate principal amount of $500,000, or a whole multiple thereof. Amounts prepaid may not be reborrowed.

               1.4 Repayment of the Loans. The Company will pay to NRG the outstanding principal balance and unpaid interest on the Note on the earliest to occur of (i) the effective date of a plan of reorganization for the Company or the closing of a sale described in (ii) below, (ii) thirty days after entry by the Bankruptcy Court of an order approving the sale of all or any portion of the assets or capital stock of the Company or O'Brien (Newark) Cogeneration, Inc., O'Brien (Parlin) Cogeneration, Inc. or O'Brien Energy Services, Inc. (hereinafter collectively referred to as the "Designated Subsidiaries"), or confirming a plan which provides for the sale of all or any portion of the assets or capital stock of the Company or the Designated Subsidiaries, to a party other than NRG or its designated Affiliate, (iii) when and if the Purchase Agreement is executed by the Company, ten (10) days after entry by the Bankruptcy Court of an order or judgment determining that the Company breached its obligations under the Purchase Agreement and that NRG was entitled to terminate the Purchase Agreement pursuant to the terms thereof, and (iv) when and if the Purchase Agreement is executed by the Company, ninety (90) days after the termination by either party thereto of the Purchase Agreement for any reason other than those specified in clause (iii) hereof, (v) conversion or dismissal of the Chapter 11 Case or
(vi) March 15, 1996. The earliest to occur of the foregoing (i) - (vi) is herein referred to as the "Final Maturity Date". All payments hereunder shall be applied first to any unpaid accrued interest on the Loans, and then to the outstanding principal balance of the Loans.

               1.5  Limitation.


          (a) Notwithstanding anything contained in Section 1.1, NRG will not make Loans which in the aggregate exceed the Commitment.


          (b) Notwithstanding anything contained in Section 1.1, the Loans shall not exceed any maximum borrowing authority of the Company as may from time to time be ordered or authorized by the Bankruptcy Court.

               1.6 Procedure for Borrowing. National Westminster Bank plc or another person designated by NRG to the Company in writing shall act as agent (in such capacity, hereinafter referred to as "Agent") for NRG in connection with the Commitment. The Company may borrow under the Commitment during the Commitment Period on any business day. The Company shall give Agent irrevocable notice (which notice must be received by Agent in writing prior to 10:00 a.m., New York time, three business days prior to the requested borrowing date), specifying (i) the amount of the Loan and
(ii) the requested borrowing date. Upon receipt of such notice from the Company, Agent shall make such loan by wire transfer of immediately available funds in accordance with the instructions set forth in
Schedule 1.6 hereto. Each Loan shall be in an amount equal to $500,000 or a whole multiple thereof.

               1.7 Purpose of Loans. The proceeds of the Loans shall be used by the Company solely for the purposes set forth in Schedule 1.7 hereto.

               1.8 Extension. If the Final Maturity Date shall have occurred pursuant to clause (i) of Section 1.4, the Company shall have the option, subject to the terms and conditions of this Agreement, to extend the Final Maturity Date by an additional sixty (60) days upon payment by the Company to NRG of an extension fee equal to 3% of the Commitment.

               1.9 Repayment at Closing. Notwithstanding any provision hereof to the contrary, the Loans and all other amounts outstanding hereunder and under the Note as of the closing date of the Purchase Agreement, if and when such Purchase Agreement is executed by the Company, shall, at the election of NRG to the extent provided in the Purchase Agreement, be repaid upon such closing; provided, that in the event NRG and O'Brien consummate the transactions contemplated by the Purchase Agreement, O'Brien shall not be obligated to pay to NRG any portion of any Loan and the corresponding interest accrued thereon (i.e., any portion of outstanding principal balance and corresponding unpaid interest on the Note) to the extent such portion of the Loan is used to make capital contributions or incur any development costs in connection with the projects commonly referred to as Edgeboro or Grays Ferry ("Specified Development Costs").

          2.   INTEREST.

               2.1 Interest. The Loans shall bear interest at a rate per annum equal to the Prime Rate as of the Effective Date, plus two percent (2%). For purposes of this Financing Agreement, the term "Prime Rate" shall mean as of any date of determination, the higher of (i) the interest rate established by National Westminster Bank plc ("NatWest") as its prime rate and (ii) the weighted average of the overnight federal funds rates plus 0.5%. Subject to Section 1.4, interest shall be payable monthly in arrears on the first day of the following month.

               2.2 Computation of Interest. Interest hereunder and under the Note shall be computed on the basis of a year of 360 days for the actual number of days elapsed.

               2.3  Payments and Endorsements.  Except as provided in
Section 1.9 hereof, all payments of principal of and interest hereunder and under the Note shall be made without setoff, deduction or counterclaim and shall be made prior to 12:00 noon, New York time, on the due date thereof, to NRG by wire transfer of immediately available funds in accordance with the wire transfer instructions to be provided by NRG to the Company.

               2.4 Payment on Non-Business Days. Whenever any payment to be made hereunder or under the Note shall be stated to be due on a Saturday, Sunday or a public holiday under the laws of the State of New York, such payment shall be made on the next succeeding business day, and such extension of time shall in such case be included in the computation of payment of interest hereunder or under the Note, as the case may be.

               2.5 Additional Interest. If all or a portion of (i) the principal amount of any Loan, (ii) any interest payable thereon or
(iii) any other amounts payable hereunder shall not be paid when due (whether at stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate which (a) in the case of overdue principal, shall be the rate applicable thereto pursuant to Section 2.1 plus 2% or (b) in the case of overdue interest or other amounts, shall be the rate described in Section 2.1 plus 2%, in each case from the date when due (whether at stated maturity, by acceleration or otherwise) until such amount is paid in full. Overdue interest shall be compounded and bear interest on each date for payment of interest on principal hereunder.

3. CONDITIONS PRECEDENT. NRG's obligation to make the initial Loan requested hereunder is subject to the satisfaction or waiver of each of the
Company:


          (a) NRG shall have received this Agreement and the Note in each case executed by a duly authorized officer of the Company;


          (b) An order (the "Financing Order") in the form attached as Exhibit B shall have been entered by the Bankruptcy Court, or such other court exercising jurisdiction over the Chapter 11 Case, approving and authorizing (i) this Agreement, the Note and the borrowings contemplated hereby and (ii) the superpriority of the Loans pursuant to Section 364(c)(1) of the Bankruptcy Code, which Financing Order (w) shall be in full force and effect, (x) shall not have been revised, modified or amended, (y) shall not be subject to any appeal which challenges whether NRG extended the Loans hereunder in good faith or is otherwise entitled to the benefits of section 364(e) of the Bankruptcy Code and (z) shall not be subject to any stay or injunction;


          (c) No preliminary or final injunction which restrains or prohibits the consummation of the transactions contemplated hereby shall have been issued and be in effect;


          (d)  NRG shall have received the Facility Fee (as defined below);

          (e) The representations and warranties contained in Section 7 hereof shall be true and correct on and as of the Effective Date (as defined in Paragraph 12 below) as though made on and as of the Effective Date; and


          (f) No event shall have occurred and be continuing on the Effective Date which constitutes an Event of Default or would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

4. CONDITIONS PRECEDENT TO SUBSEQUENT ADVANCES. The obligation of NRG to make each Loan (including the initial Loan) shall be subject to the following conditions precedent:


          (a) The representations and warranties contained in Section 7 shall be true and correct on and as of the date of such Loan as though made on and as of such date; and


          (b) No event shall have occurred and be continuing on the date of such Loan which would constitute an Event of Default or would constitute an Event of Default but for the requirement that notice be given or time elapse or both; and


          (c) The Financing Order shall be in full force and effect on the date of such Loan without any revision, modification or amendment which, in NRG's judgment, adversely affects its rights, benefits or remedies.

5. COVENANTS. The Company hereby covenants and agrees with NRG that so long as the Commitment remains in effect, the Note remains outstanding and any portion thereof unpaid, or any other amount is owed to NRG hereunder, it shall:

          (a) Maintain its books and records in accordance with generally accepted accounting principles and, during reasonable business hours and upon reasonable notice, make available to NRG the Company's books and records. NRG shall be entitled to make such investigation of the business of the Company as NRG reasonably requests; provided, however, that (i) the Company shall not be required to provide its books and records to the extent disclosure of them would compromise any attorney-client privilege between the Company and its counsel and (ii) other than as may be provided in any order entered by the Bankruptcy Court, NRG shall not be entitled to receive any document or information concerning bids for the Company or its assets submitted by entities other than NRG and its affiliates; and
provided, further, that NRG will continue to comply with the confidentiality agreement previously entered into by NRG with the Company.


          (b)  Promptly give to NRG written notice of:
                        (i) Any Event of Default or any event which, upon lapse of time or notice or both, would become an Event of Default;
                       (ii) The occurrence of any event or any matter known to the Company which has resulted or will result in a material adverse effect, which shall mean any condition, change or event that, individually or in the aggregate, would materially and adversely affect the business, operations, properties, financial condition or prospects of the Company and its subsidiaries taken as a whole; and
                      (iii) Any change in location known to the Company of any of the Company's books and records.

6. NEGATIVE COVENANTS. The Company covenants and agrees that, so long as the Commitment remains in effect, the Note remains outstanding and unpaid or any other amount is owed to NRG hereunder, it will not, without the prior written consent of NRG:
          (a) Unless otherwise agreed to by NRG in writing, use all or any portion of the Loans for purposes other than those specified in
Schedule 1.7; and
          (b) Create, assume, or suffer to exist, or seek to create, assume, or suffer to exist, any unsecured debt incurred after the Petition Date which would have the priority senior or equal to NRG's priority under
Section 8.3 hereof, other than any unsecured debt incurred for the purpose of making or incurring Specified Development Costs; provided, that other unsecured debt may be incurred by the Company to finance or to fund such development costs ("Additional Development Financing"), so long as the Company shall have first offered the opportunity to NRG in writing to provide such financing on substantially the same terms and conditions and NRG has declined to provided such financing. If NRG does not accept or decline such offer within three business days after receipt thereof of receiving such offer in writing such offer shall be deemed declined.

7. REPRESENTATIONS AND WARRANTIES. The Company hereby represents and warrants to NRG on and as of the date hereof and the Effective Date that:
          (a) Corporate Action. Conditioned upon entry of the Financing Order, the Company has all necessary corporate power and authority to execute, deliver and perform its obligations under this Agreement and the Note; the execution, delivery, and performance by the Company of this Agreement and the Note have been duly authorized by all necessary corporate action on its part; and this Agreement has been duly and validly executed by the Company and constitutes, and the Note when executed and delivered will constitute, its legal, valid and binding obligations, enforceable in accordance with their respective terms;
          (b) Approval. Conditioned upon entry of the Financing Order, no authorizations, approvals or consents of, and no filings or registrations with, any governmental authority or any other person are necessary for the execution, delivery or performance by the Company of this Agreement or the Note or for the validity or enforceability thereof; and

          (c) No Breach. Conditioned upon entry of the Financing Order, none of the execution and delivery of this Agreement and the Note, and the consummation of the transactions herein contemplated and compliance with the terms and provisions hereof or of the Note will conflict with or result in a breach of, or require any consent under, the charter or by-laws of the

Company, or any applicable Law, or any Order of any governmental authority or any material agreement by which the Company or any of its property is bound.

8. CLAIM PRIORITY. NRG shall be granted an allowed administrative expense claim in the Chapter 11 Case for the Loans and all other fees and expenses owing hereunder and under the Note, including, but not limited to, fees and expenses pursuant to Section 13.4 of this Agreement, which claim shall be, pursuant to section 364(c)(1) of the Bankruptcy Code, senior to any and all other administrative expenses in the Chapter 11 Case of the kind specified in sections 503(b) or 507(a)(1) of the Bankruptcy Code, other than any administrative expense claim in respect of any Additional Development Financing, which administrative expense claim shall be entitled to pari passu treatment with the administrative expense claim of NRG provided herein; provided, however, that nothing contained herein shall prevent the Company from using the proceeds of the Loans for the purposes specified in
Section 1.7.

9. EVENTS OF DEFAULT. The following shall constitute "Events of Default" hereunder:
                    (a) any amounts due hereunder or under the Note shall not have been paid when due in accordance with the terms hereof or thereof;
                    (b) any covenant made under this Agreement or the Note by the Company shall be breached in any material respect and such breach shall continue for ten (10) business bays;
          (c) any representation or warranty made under this Agreement or the Note by the Company shall prove to have been incorrect when made (or deemed made) or shall be breached in any material respect and such error or breach shall continue for ten (10) business days;
          (d) the appointment of a trustee under section 1104 of the Bankruptcy Code by order of the Bankruptcy Court or such other court exercising jurisdiction over the Chapter 11 Case unless, within sixty (60) days following entry of an order appointing such trustee, NRG receives written confirmation from such trustee that he, she or it will perform, as and when due, without modification or variation, all of the obligations
(i) of the Company hereunder and under the Note and (ii) of the Company and the Designated Subsidiaries under the Purchase Agreement, when and if it is executed by the Company;
          (e) the dismissal of the Chapter 11 Case or the conversion of the Chapter 11 Case to a case under chapter 7 of the Bankruptcy Code;
          (f) the Financing Order, as it may apply to any outstanding Loans, shall have been vacated, revised, modified or amended without the prior written consent of NRG; or
          (g) the commencement against NRG of any action or proceeding which asserts by or on behalf of the Company or any of the Company's creditors or shareholders, or committees of any of the foregoing, or affiliates, successors, or assigns, any action which seeks to set off or counterclaim against, disallow, limit or reduce, or avoid or subordinate the Company's obligations to NRG, or to recover any legal or equitable remedy against NRG, which action or proceeding has not been dismissed within sixty (60) days after its commencement.

10. TERMINATION. The obligation of NRG to make any of the Loans hereunder shall automatically terminate upon (x) the occurrence of an Event of Default, which Event of Default continues uncured for the duration of any applicable grace period or (y) the Final Maturity Date. Upon the occurrence of an Event of Default, which continues uncured for the duration of any applicable grace period, the principal of, and accrued interest on, the Note shall become immediately due and payable. The Company's obligations hereunder shall terminate at such time as the Loans and the interest, fees and costs owing under this Agreement and the Pledge Agreement shall have been paid in full.

11.  REMEDIES.  Upon the occurrence of an Event of Default:
          (a) NRG may cease making Loans under the Commitment, but the Company's obligations to perform the terms of this Agreement shall continue until the Loans and the interest, fees and costs owing under this Agreement are paid in full; and

          (b) The automatic stay of section 362 of the Bankruptcy Code shall be immediately and automatically terminated and vacated without further order of the Bankruptcy Court five

(5) business days after the date upon which NRG files in the Chapter 11 Case a notice of the Company's default under this Agreement, unless the
Company  in  good  faith  has promptly, and in no event  later  than  three
(3) business days following the filing of such notice, applied to the Bankruptcy Court for a continuation of the automatic stay and has requested a hearing to be held as soon thereafter as the Bankruptcy Court's calendar permits. Upon termination or vacation of the automatic stay, NRG may thereafter pursue its rights and remedies as a creditor under applicable law without seeking further relief from the Bankruptcy Court.

          12.  EFFECTIVE DATE.
               12.1 Effective Date. The date that is ten (10) days from and after the date that the Bankruptcy Court enters the Financing Order is hereinafter referred to as the "Effective Date".
               12.2 Fees. On the Effective Date, the Company shall pay to NRG a facility fee equal to $25,000 (the "Facility Fee").

          13.  MISCELLANEOUS.
               13.1 Integration. The Financing Order, this Agreement and the Note integrate all the terms and conditions mentioned herein or incidental hereto, and supersede all prior negotiations, whether written or oral, and prior writings with respect to the subject matter hereof.

               13.2 No Waiver. No delay or omission to exercise any right, power, or remedy accruing to NRG upon breach or default by the Company under this Agreement or the Note shall impair any such right, power, or remedy of NRG nor shall it be construed to be a waiver of any such breach or default, nor an acquiescence therein, or of or in any breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any breach or default under this Agreement or the Note must be in writing, and shall be effective only to the extent of such writing. All remedies under this Agreement and the Note or otherwise afforded to NRG shall be cumulative and not alternative.

               13.3 Successors and Assigns. This Agreement, together with all extensions, amendments, and renewals thereof, shall bind and inure to the benefit of the respective successors and assigns of each of the parties, including any interim trustee, trustee, or examiner appointed under the Bankruptcy Code. NRG may heretofore or hereafter sell, assign, transfer, negotiate, or grant participations or subrogation rights in any of its rights under this Agreement.

               13.4 Attorneys' and Accountants' Fees and Costs. In the event of any action at law or suit in equity in relation to this Agreement or in the event that NRG incurs any attorneys' fees, accountants' fees, or legal expenses or costs to protect or enforce its rights hereunder, the Company, in addition to all other sums which the Company may be called upon to pay, will pay to NRG the sum of NRG's reasonable attorneys' fees, accountants' fees and legal expenses and costs, including the fees and expenses of Agent.

               13.5 Notices. Any notice required to be sent hereunder shall be deemed given and received upon the earlier of (1) telecopy or personal delivery to the addresses listed below, or (2) three (3) calendar days after deposit in the United States mails, postage prepaid, addressed as follows:


               (1)  If to NRG at:

                    NRG Energy, Inc.
                    1221 Nicollet Mall, Suite 700
                    Minneapolis, MN  55403
                    Attention: Craig A. Mataczynski
                    Telephone: (612) 373-5460
                    Telecopier:    (612) 373-5430


                    with a copy to counsel at:

                    Gibson, Dunn & Crutcher
                    200 Park Avenue
                    New York, NY  10166
                    Attention: Steven P. Buffone, Esq.
                    Telephone: (212) 351-3936
                    Telecopier:    (212) 351-4035


               (2)  If to the Company at:

                    O'Brien Environmental Energy, Inc.
                    225 South Eighth Street
                    Philadelphia, PA  19106
                    Attention: Chief Administrative Officer
                    Telephone: (215) 627-5500
                    Telecopier:    (215) 922-5227
                    with a copy to counsel at:

                    Sills Cummis Zuckerman Radin
                      Tischman Epstein & Gross, P.A.
                    One Riverfront Plaza
                    Newark, NJ  07102
                    Attention: Brian S. Coven, Esq.
                    Telephone: (201) 643-7000
                    Telecopier:    (201) 643-6500

               13.6 Governing Law. This Agreement and the Note shall be governed by, and construed in accordance with, the laws of the State of New York, without reference to the conflicts of laws thereof, and, to the extent applicable, the Bankruptcy Code. All disputes arising out of or related to this Agreement, including, without limitation, any dispute relating to the interpretation, meaning or effect of any provision hereof, will be resolved in the Bankruptcy Court and the parties hereto each submit to the exclusive jurisdiction of the Bankruptcy Court for the purpose of adjudicating any such dispute.

               13.7 Indemnification. The Company agrees (1) to indemnify and hold harmless NRG, Agent and each director, officer, representative, agent, attorney, advisor, consultant, employee and affiliate thereof (each an "Indemnified Person") from and against any and all losses, claims, damages, liabilities, and expenses that arise out of, result from, or in any way relate to this Agreement or in connection with the transactions contemplated hereby, and (ii) to reimburse each Indemnified Person, from time to time, upon its demand for any legal or other expenses incurred in connection with any investigation, defense, or participation in any actions or other proceedings that in any way relate thereto, other than any of the foregoing claimed by any Indemnified Person to the extent incurred by reason of the gross negligence or willful misconduct of such person.

               13.8 WAIVER OF JURY TRIAL. THE COMPANY HEREBY IRREVOCABLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED UPON, OR ARISING OUT OF, THIS AGREEMENT OR THE NOTE OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS OR ACTIONS OF NRG OR THE COMPANY RELATING THERETO.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                         O'BRIEN ENVIRONMENTAL ENERGY, INC.
                           debtor and debtor-in-possession



                         By: /s/ John B. Kelly
                         Title:  Chief Administrative Officer

                         NRG ENERGY, INC.



                         By: /s/ Craig A. Mataczynski
                         Title:  Vice President, Domestic
                                  Business Development

                              Signature Page

                               Schedule 1.7

                               USES OF LOANS

     1. Working capital of the Company and the O'Brien Subsidiaries, including, but not limited to, the following:

          a. salary, including state and federal employee withholding taxes;

          b.   insurance;

          c.   maintenance expenses; and

          d.   general and administrative expenses.

     2. Claims and expenses of administration of the bankruptcy proceedings of the Company and the O'Brien Subsidiaries, including, but not limited to, professional fees.

     3. Fees and expenses of the Company and the O'Brien Subsidiaries relating to ongoing operations.

     4. Development costs, including but not limited to those related to Edgeboro and Grays Ferry.

                                 Exhibit A

                              [Form of Note]


$3,000,000                                    August __, 1995
                                              Newark, New Jersey

     FOR VALUE RECEIVED, O'BRIEN ENVIRONMENTAL ENERGY, INC., a Delaware corporation, as debtor and debtor-in-possession (the "Company"), hereby promises to pay to the order of NRG Energy, Inc. ("NRG"), at 1221 Nicollet Mall, Suite 700, Minneapolis, MN 55403 or at such other address as may be designated by NRG in writing, the principal sum of Three Million ($3,000,000) Dollars in lawful money of the United States of America and in immediately available funds, on the date provided in the Chapter 11 Financing Agreement dated as of August __, 1995, between the Company and NRG (the "Agreement"), and to pay interest on the unpaid principal amount of the Loans, at said office, in like money and funds, for the period commencing on the date of each Loan until such Loan shall be paid in full, at the rate per annum and on the dates provided in the Agreement provided, that the payment obligations of the Company under this Note with respect to principal and interest shall be subject to the proviso set out in section
1.9 of the Agreement.

     The amount and date of each Loan made by NRG to the Company, and each payment made on account of the principal thereof, shall be recorded by NRG on its books and endorsed by NRG on the schedule attached hereto or any continuation thereof.

     This Note is the Note referred to in the Agreement, and evidences the Loans made by NRG thereunder. This Note is entitled to superpriority, administrative expense status, pursuant to section 364(c)(1) of the Bankruptcy Code, as provided in the Agreement and in that certain order dated August __, 1995 of the United States Bankruptcy Court for the
District of New Jersey. Capitalized terms used in this Note have the respective meanings assigned to them in the Agreement.

     The Company may at its option prepay all or any part of the principal of this Note before maturity upon the terms provided in the Agreement.

     This Note has been executed and delivered in Newark, New Jersey and shall be construed in accordance with and governed by the law of the State of New York.

                         O'BRIEN ENVIRONMENTAL ENERGY, INC.
                           debtor and debtor-in-possession


                         By:
                         Name:
                         Title:

                                   LOANS

     This Note evidences Loans made under the within described Agreement to the Company on the dates and in the principal amounts set forth below, subject to the payments and prepayments of principal set forth below:

              Principal     Amount       Unpaid
   Date        Amount       Paid or     Principal    Notation
  of Loan      of Loan      Prepaid      Amount       Made by

SILLS CUMMIS ZUCKERMAN RADIN
  TISCHMAN EPSTEIN & GROSS, P.A.
JACK M. ZACKIN (JZ 2540)
One Riverfront Plaza
Newark, NJ  07102-5400
(201) 643-7000
Attorneys for O'Brien
  Environmental Energy, Inc.

                      UNITED STATES BANKRUPTCY COURT
                          DISTRICT OF NEW JERSEY

                                             x  Chapter 11
In re                                        :  Case No. 94-26722
   O'BRIEN ENVIRONMENTAL ENERGY, INC.,       :  (RG)
                              Debtor.        :
                                             :
                                             :
                                             :
                                             :
                                             x


                    ORDER AUTHORIZING DEBTOR TO OBTAIN
                    POSTPETITION FINANCING PURSUANT TO
                 SECTION 364(c)(1) OF THE BANKRUPTCY CODE

Upon the Motion (the "Motion") duly noticed by O'Brien Environmental Energy, Inc., debtor and debtor-in-possession (the "Debtor"), seeking, among other things, an order of this Court pursuant to section 364(c)(1) of title 11 of the United States Code, 11 U.S.C. 101, et seq. (the "Bankruptcy Code"), and Rule 4001 of the Federal Rules of Bankruptcy Procedure (the "Bankruptcy Rules"), authorizing the Debtor to obtain debtor in possession financing from Calpine Corporation ("Calpine") pursuant to a chapter 11 financing agreement attached thereto and the Court having been advised at the duly noticed hearing on the

Motion that NRG Energy, Inc. ("NRG") is willing to provide pursuant to the terms of the Chapter 11 Financing Agreement between the Debtor and NRG, dated August 30, 1995 (the "Financing Agreement"; capitalized terms used herein and not otherwise defined herein shall have the meanings given to such terms in the Financing Agreement) such chapter 11 financing on terms more favorable than those offered by Calpine and described in the Motion; and NRG having agreed, pursuant to the Financing Agreement, to provide postpetition financing (the "Financing") up to the principal amount of $3,000,000, with priority over any and all administrative expenses of the kind specified in sections 503(b) and 507(b) of the Bankruptcy Code pursuant to section 364(c)(1) of the Bankruptcy Code; and pursuant to Bankruptcy Rule 4001(c)(1), due notice of the Motion and hearing on the Motion having been given to NatWest, each of the official committees appointed in the chapter 11 case of the Debtor, NRG, those entities who have filed a notice of appearance pursuant to Bankruptcy Rule 2002(i), and the United States Trustee for the District of New Jersey; and upon the record of the hearings held on ________________, 1995 and upon all of the pleadings filed with the Court and all of the proceedings had before the Court, and after due deliberation and consideration and sufficient cause appearing therefor;

It is FOUND, DETERMINED, ORDERED AND ADJUDGED that:

1. This Court has core jurisdiction over these proceedings and the parties and property affected hereby pursuant to 28 U.S.C. 157(b) and 1334.

2. The Debtor has an immediate need to obtain financing (i) to permit the orderly continuation of its businesses so that they may be disposed of in a manner which will maximize their value for the benefit of creditors and shareholders and (ii) to satisfy other working capital needs.

3. The Debtor is otherwise unable to obtain adequate unsecured credit allowable under section 503(b)(1) of the Bankruptcy Code as an administrative expense. A facility in the amount provided by the Financing Agreement is unavailable to the Debtor without the Debtor granting to NRG pursuant to section 364(c)(1) of the Bankruptcy Code, allowed claims, with respect to all indebtedness and obligations of the Debtor under the Financing Agreement and the Note related thereto, having priority over any and all administrative expenses of the kind specified in sections 503(b) and 507(b) of the Bankruptcy Code. The ability of the Debtor to obtain sufficient working capital and liquidity through the incurrence of indebtedness for borrowed money and other financial accommodations is vital to the Debtor. The preservation and maintenance of the going concern value of the Debtor is integral to a successful reorganization of the Debtor pursuant to the provisions of chapter 11 of the Bankruptcy Code.

4. The Financing Agreement has been negotiated in good faith and at arm's-length between the Debtor and NRG, and any credit extended and Loans made to the Debtor by NRG pursuant to the Financing Agreement shall be deemed to have been extended by NRG in good faith, as that term is used in section 364(e) of the Bankruptcy Code.

5. The Debtor is immediately authorized to borrow pursuant to the Financing Agreement up to an aggregate of $3 million for the purposes, and upon the terms and conditions, provided for by the Financing Agreement.

6. Pursuant to Section 364(c)(1) of the Bankruptcy Code the Debtor is expressly authorized, empowered, and directed to enter into the Financing Agreement and execute and deliver, among other documents, the Financing Agreement and the Note in substantially the form of the exhibit attached to the Financing Agreement (collectively, the "Loan Documents") without any resolution or further action of its Board of Directors, shareholders or any other person. The terms and conditions of the Loan Documents are approved and the Debtor is authorized to execute, deliver and perform and do all acts that may be required in connection with the Loan Documents. Upon execution and delivery of the Loan Documents, the Loan Documents shall constitute valid and binding obligations of the Debtor, enforceable against the Debtor in accordance with their terms. For these purposes the Chief Administrative Officer of the Debtor so appointed by the Bankruptcy Court shall be authorized and is directed to so execute and deliver the Loan Documents and to perform any and all such further action as he may deem necessary to effectuate the transaction contemplated by the Loan Documents.

7. The obligations of NRG to extend Loans under the Financing Agreement are expressly subject to the conditions provided for in the Financing Agreement.

8. For all of the Debtor's obligations and indebtedness arising under the Financing Agreement and the other Loan Documents, NRG hereby is granted pursuant to section 364(c)(1) of the Bankruptcy Code an allowed claim having priority over any and all administrative expenses of the kind specified in sections 503(b) and 507(b) of the Bankruptcy Code. Except as otherwise provided in the Financing Agreement, no other claim having a priority superior or pari passu to that granted by this Order to NRG shall be granted while any amount under the Financing Agreement is unpaid or the Commitment thereunder remains outstanding.

9. The Debtor shall use the amounts borrowed under the Financing Agreement only for the purposes permitted thereunder.

10. At the election of NRG, National Westminster plc (in such capacity, hereinafter referred to as "Agent"), or such other person as may be designated by NRG in writing, is hereby authorized to act as agent for NRG in connection with the Financing Agreement.

11. NRG's administrative expense claim pursuant to the Financing Agreement shall be deemed filed and allowed without further action on NRG's part, and NRG shall not be required to take any action to preserve the priority of its administrative expense claims allowed in full pursuant to this Order.

12. In making decisions to make Loans to the Debtor under the Financing Agreement or to collect the indebtedness and obligations of the Debtor arising thereunder, NRG shall not be deemed to be in control of the operations of the Debtor or to be acting as a "responsible person" or "owner or operator" with respect to the operation or management of the Debtor (as such terms, or any similar terms, are used in the United States Comprehensive Environmental Response, Compensation, and Liability Act, as amended, or in any similar federal or state statute).

13. The Debtor is authorized and directed to do and perform all acts, to make, execute and deliver all instruments and documents and to pay all fees which may be reasonably required or necessary for the Debtor's performance under the Financing Agreement, including, without limitation: (i) execution of the Loan Documents, and (ii) the non-refundable payment to NRG of the Facility Fee referred to in the Financing Agreement and such other costs and expenses as may be due from time to time including, without limitation, reasonable attorneys' fees and disbursements as provided in the Loan Documents.

14. Subject only to the provisions of Section 11(b) of the Financing Agreement, the automatic stay provisions of section 362 of the Bankruptcy Code hereby are vacated and modified to the extent necessary so as to permit NRG to exercise, upon the occurrence of an Event of Default (as defined in the Financing Agreement), all rights and remedies provided for in the Loan Documents. Notwithstanding any other provision of the Financing Agreement or this Order, NRG shall have no obligation to make any Loans upon the occurrence of an Event of Default.

15. The Loan Documents and the provisions of this Order shall be binding upon NRG, Agent and the Debtor and their respective successors and assigns (including any trustee hereinafter appointed or elected for the estate of the Debtor) and shall inure to the benefit of NRG and the Debtor and (except with respect to any trustee hereinafter appointed or elected for the estate of the Debtor) their respective successors and assigns.

16. If any or all of the provisions of this Order are hereafter reversed, modified, vacated or stayed, such reversal, stay, modification or vacation shall not affect (x) the validity of any obligation, indebtedness or liability incurred by the Debtor to NRG prior to written notice to NRG of the effective date of such reversal, stay, modification or vacation, or (y) the validity and enforceability of any priority authorized or created hereby or pursuant to the Loan Documents. Notwithstanding any such reversal, stay, modification or vacation, any indebtedness, obligation or liability incurred by the Debtor to NRG prior to written notice to NRG of the effective date of such reversal, stay, modification or vacation shall be governed in all respects by the Loan Documents and the original provisions of this Order, and NRG shall be entitled to all the rights, remedies, privileges and benefits, granted herein and pursuant to the Loan Documents with respect to all such indebtedness, obligation or liability.

17. The provisions of this Order shall be effective upon entry of this Order by the Clerk of the Court. All actions taken pursuant to this Order and the terms of this Order shall survive the entry of, and shall govern with respect to any conflict with, any order that may be entered confirming a plan of reorganization of the Debtor or that may be entered converting the chapter 11 case of the Debtor to a chapter 7 case. No order confirming a plan will alter or impair the rights of NRG under this Order without the prior written consent of NRG. The terms and provisions of this Order as well as all rights of NRG and all obligations of the Debtor created or arising pursuant to this Order shall continue in this chapter 11 case and any superseding proceedings under the Bankruptcy Code, and such rights and obligations shall maintain their priority as provided by this Order until all Loans are satisfied by payment in full and are thereby discharged. So long as amounts are outstanding under the Financing Agreement, the obligations of the Debtor under the Financing Agreement shall not be discharged by the entry of an order confirming a plan of reorganization in this chapter 11 case and, pursuant to section 1141(d)(4) of the Bankruptcy Code, the Debtor has waived such discharge.

18. To the extent any of the terms and conditions of the Financing Agreement are in conflict with the terms of this Order, the provisions of this Order shall control.

19. The notice given by the Debtor of the Motion constitutes due and sufficient notice of the relief granted pursuant to this Order.


Dated:    Newark, New Jersey
          August ____, 1995


                         ___________________________________
                         HONORABLE ROSEMARY GAMBARDELLA